UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2016

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2016, Impac Mortgage Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC (the “Underwriter”) pursuant to which the Company agreed to issue and sell 3,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $13.00 per share (the “Offering”).  In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 450,000 shares of Common Stock.

The shares are being offered and sold pursuant to a prospectus, dated May 28, 2015, and a prospectus supplement, dated September 15, 2016, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-204513) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission on June 16, 2015.  The Offering is expected to close on or about September 21, 2016, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the Offering are expected to be approximately $36.8 million after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by the Company.  The Company intends to use the net proceeds from the Offering for general corporate purposes, including general administrative expenses and working capital and capital expenditures, development costs, strategic investments or possible acquisitions, or repayment of debt.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations of each of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  In addition, subject to certain exceptions, each director and executive officer of the Company has entered into an agreement with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the Offering.  The Company is also restricted in its ability to sell securities during the 90-day period.

The foregoing descriptions of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1, to this report and is incorporated by reference herein.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance and sale of the shares in the Offering is being filed as Exhibit 5.1 to this report and is incorporated herein by reference.

Item 8.01                                           Other Events.

On September 16, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

This report is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 15, 2016, by and between Impac Mortgage Holdings, Inc. and JMP Securities LLC
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (contained in Exhibit 5.1)
99.1	Press Release dated September 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 16, 2016

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 15, 2016, by and between Impac Mortgage Holdings, Inc. and JMP Securities LLC
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (contained in Exhibit 5.1)
99.1	Press Release dated September 16, 2016